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                                                                      EXHIBIT 10


                         FOURTH AMENDMENT TO EXCLUSIVE
                            LEASE REFERRAL AGREEMENT

     This Fourth Amendment ("Amendment") to Exclusive Lease Referral Agreement is made effective June 1st, 1996 ("Renewal Date") by and between Mitcham Industries, Inc. a Texas corporation ("Mitcham"), and Input/Output, Inc., a Delaware corporation ("I/O"), modifying by written agreement certain of the provisions of that certain Exclusive Lease Referral Agreement between Mitcham and I/O, dated February 22, 1994, as amended by the terms of that certain First Amendment thereto dated May 20, 1994, that certain Second Amendment thereto dated June 1, 1994 and that certain Third Amendment thereto dated August 26, 1994 (collectively referred to herein as the "Agreement").


                                   WITNESSETH:

     WHEREAS, Mitcham and I/O desire to extend, and modify certain terms of the Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mitcham and I/O hereby agree as follows:

     1. Part Five of the Agreement is amended through restatement, prospectively from the Renewal Date, as follows:

          5. MINIMUM PURCHASE TO MAINTAIN EXCLUSIVITY; AGREEMENT TO SELL THE PRODUCTS. Mitcham agrees to purchase, and irrevocably orders from I/O, an aggregate of $3 million of the Products after the Renewal Date and before November 30, 1996 with a minimum of $1.5 million to be purchased by Aug. 31, 1996 and the balance by November 30, 1996 ("Renewal Purchase"). Mitcham's rights under this Agreement are contingent upon Mitcham timely consummating the Renewal Purchase. If for any reason Mitcham fails to timely consummate the Renewal Purchase then this Agreement shall automatically lapse and have no further force or effect. If the Renewal Purchase is timely made then I/O shall sell to Mitcham such of the Products as Mitcham shall order (an "Order") valued after giving effect to the discount(s) set forth on SCHEDULE 5. Mitcham shall receive the discounts set forth on SCHEDULE 5 attached hereto with regard to the Products ordered by Mitcham in each Order. In addition, Mitcham's acquisition of RSR channel boxes, parts and battery packs shall not entitle Mitcham to a discount thereon but any such purchase shall be counted for purposes of the Renewal Purchase and any other purchase requirement in this Amendment.

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     2.   Part Nine of the Agreement is amended through restatement, prospectively from the Renewal Date, as follows:

          9. DISCOUNTS ON CERTAIN PURCHASES. June 1 through May 31 is a "Contract Year." After December 31, 1996, Mitcham shall receive the annual Contract Year discounts set forth on SCHEDULE 5 attached hereto with regard to the full amount of any I/O invoice related to any Purchases by Mitcham of the Products. No discount shall apply to maintenance work performed by I/O for Mitcham or any purchases by Mitcham of other than the Products, unless otherwise agreed in writing. Annual Contract Year discounts will be calculated on a per Order basis taking into account the purchases of Products to date in the applicable Contract Year.

          In clarification of the definition of "Products" in the Agreement, regardless of any prior course of dealings or understanding, "Products" shall mean only I/O's completely assembled (a) remote acquisition modules ALX and ALT;
(b) central electronics systems, and (c) channel boxes RCS, RAX, RSX, MRX and BCX. For example, and not in limitation, battery packs, parts and service are not part of the Products.

     3. SCHEDULE 5 of the Agreement is amended through restatement, prospectively from the Renewal Date as follows:


                                   SCHEDULE 5

Renewal Date through DECEMBER 31, 1996 - 16.3% discount.

JANUARY 1, 1997 THROUGH MAY 31, 1997 - $0-$1,250,000 cumulative Orders of Products with 0% discounts; $1,250,001 and above cumulative Orders with 10% discount; plus a one time $125,000 credit, to purchase additional Products, that is usable before May 31, 1997 upon Orders reaching $1,250,001 between January 1, 1997 and May 31, 1997.

                       ANNUAL DISCOUNT AFTER MAY 31, 1997

     DOLLAR AMOUNT OF ORDERS                           DISCOUNT
     CONTRACT YEAR TO DATE

          $0-$3,000,000                                     0%

          $3,000,001 and up;                                10%


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plus a $300,000 annual credit usable to purchase Products in that Contract Year upon reaching $3,000,001 in Orders in that Contract Year.

NO DOUBLE DIPPING: Credits do not also receive a discount when used to purchase Products.

Contract Years run from June 1 to May 31.

     4. Part Twelve of the Agreement is amended through restatement, prospectively from the Renewal Date, as follows:

     The Agreement is extended from June 1, 1996 through May 31, 2000.

     5. Except as amended in this Amendment, the Agreement is ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the date first written above.

Mitcham Industries, Inc.                Input/Output, Inc.


By:  /s/ Billy F. Mitcham, Jr.          By:  /s/ Gary D. Owens
   --------------------------------        -------------------------------------
         Billy F. Mitcham, Jr.,                  Gary D. Owens,
         President                               President


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